                                                           FOR IMMEDIATE RELEASE

                     ENERJEX RESOURCES RETAINS RIGHTS TO GAS
                                  CITY PROJECT

     OVERLAND PARK, KAN.  (January 16, 2009) - EnerJex  Resources,  Inc. (OTCBB:
ENRJ.OB) today reported that it will retain ownership of the Gas City Project in
Allen County,  KS. Euramerica Energy Inc.  ("Euramerica") had previously held an option to purchase  and  develop  6,600  acres of the  approximately  7,500 acre property.

     Euramerica failed to fully fund by January 15, 2009 both the balance of the purchase price and the remaining  development capital owed under the Amended and
Restated Well Development  Agreement and Option for "Gas City Property"  between the Registrant and  Euramerica.  Therefore,  Euramerica has forfeited all of its interest in the property,  including all interests in any wells, improvements or assets, and all of Euramerica's interest in the property reverts back to EnerJex
Kansas,  Inc.,  formerly known as Midwest Energy, Inc, a wholly owned subsidiary of the Registrant.  In addition, all operating agreements between the Registrant and Euramerica relating to the Gas City Project are null and void.

     EnerJex  CEO,  Steve  Cochennet,  commented,  "With the  expiration  of the
Euramerica  option we will  begin to  evaluate  other  alternatives  toward  the development or disposition of this asset."

About EnerJex Resources, Inc.
EnerJex is an oil and  natural  gas  acquisition,  exploration  and  development company.  EnerJex's principal strategy is to focus on the acquisition of oil and natural gas mineral  leases that have existing  production  and cash flow.  Once such leases are acquired,  EnerJex implements an accelerated development program
utilizing  capital  resources,   a  regional  operating  focus,  an  experienced
management and technical team, and enhanced recovery  technologies to attempt to increase production and increase returns for its stockholders. EnerJex's oil and natural gas  acquisition  and  development  activities are currently  focused in
Eastern Kansas.

More  information  on EnerJex and its  operations  can be found on its  website:
www.EnerJexResources.com.

Forward-Looking Statement
The  statements  in this press  release  regarding  the  operational  successes, including the BOEPD from EnerJex wells, number of current and anticipated wells, well success rate,  current

operations,  future  outlook,  and any other effects  resulting  from any of the above forward-looking statements involve risks and uncertainties. Such risks and uncertainties,  include, but are not limited to: the continued production of oil in light  of  declining  economic  conditions  and  commodity  prices;  costs of operations  and  development;  delays,  and any other  difficulties  related  to producing oil; rig  availability;  price of oil;  exploitation  and  exploration successes;  potential day to day fluctuations for a number of reasons, including weather,  equipment failure, and normal operating cycles; marketing and sales of produced minerals; risks and effects of legal and administrative proceedings and governmental  regulation;  actions taken and to be taken by the  government as a result of political and economic  conditions;  future  financial and operational results;  competition;  general economic, market or business conditions; and the
ability  to  manage  and  continue   growth.   Although   EnerJex  believes  the
expectations   expressed  in  such  forward-looking   statements  are  based  on
reasonable assumptions, such statements are not guarantees of future performance and actual  results or  developments  may  differ  materially  from those in the forward-looking  statements.

Should  one or more of  these  risks or  uncertainties  materialize,  or  should underlying assumptions prove incorrect, actual outcomes may vary materially from those  indicated.  Important  factors that could cause actual  results to differ materially  from the  forward-looking  statements  EnerJex  makes  in this  news release  include  market  conditions and those set forth in reports or documents
EnerJex  files from time to time with the  Securities  and  Exchange  Commission
(SEC).  EnerJex  undertakes no obligation to revise or update such statements to reflect current events or circumstances  after the date hereof or to reflect the occurrence of unanticipated events.

                                       ###

For further information contact:
Dede Jones, Chief Financial Officer
EnerJex Resources, Inc.
913-754-7754 or djones@enerjexresources.com

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